ASSIGNMENT  OF NOTE, SECURITY  AGREEMENT AND OTHER SECURITY DOCUMENTS

THIS   ASSIGNMENT   OF   NOTE,   SECURITY   AGREEMENT   AND   OTHER SECURITY

DOCUMENTS (this "Assignment"), is made and entered into as of the 7th day of December, 2017,  by TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership ("Assignor"), in favor ofLCF SALONS  LLC ("Assignee").

WITNESSETH

WHEREAS, Sack Lunch Productions, Inc., a Utah corporation  (the  "Borrower")  and  the Assignor executed that certain Senior Secured Credit Facility Agreement  dated as of June 30, 2015  and made effective as of October 13, 2015 (the "Original Credit Agreement"), as amended by the First Amendment to Credit Agreement dated July 13, 2016 (the "First Amendment"),  as further amended  by that certain Second Amendment to Credit Agreement dated as of January 5, 2017 (the "Second Amendment"), and as further amended by that certain Settlement  Agreement  dated  as of  October  18, 2017 (the "Settlement Agreement") (the Original Credit Agreement, the First Amendment, the Second Amendment, the Settlement Agreement, together with any further amendments, renewals, substitutions, replacements, or modifications from time to time, collectively referred to as the "Credit Agreement") (collectively, the "Credit Agreement''); and

WHEREAS, pursuant to the Credit Agreement, Assignor is the present legal and equitable owner and holder of that certain First Replacement Convertible Promissory Note dated July 13, 2016, evidencing an aggregate amount of principal Obligations under the Credit Agreement in the amount of Two Million One Hundred Ten Thousand Seven Hundred Sixteen and 14/100 Dollars ($2,110,716.14) (such promissory note, together with any modifications, extensions, renewals, or other amendments thereof hereinafter referred to collectively as the "Note"); and

WHEREAS, pursuant to the Credit Agreement, Green Endeavors, Inc., a Utah corporation, Landis Salons, Inc., a Utah corporation, Landis Salons II, Inc., a Utah corporation, and Landis Experience Center, LLC, a Utah limited liability company (collectively, the "Released Guarantors"), among other parties, executed the Credit Agreement as "Corporate Guarantors" agreeing to guarantee the Borrower's obligations thereunder; and

WHEREAS, the Borrower's and the Released Guarantors' obligations under the Credit Agreement and the Note are secured by the following: (i) a Security Agreement dated as of June 30, 2015 and made effective as of October 13, 2015 from the Released Guarantors, among others, in favor of the Assignor (the "Security Agreement"), pursuant to which the Assignor has a continuing, first-priority, perfected security interest encumbering all of the "Collateral" (as defined in the Security Agreement) of the Released Guarantors, among others; (ii) a UCC-1 Financing Statement listing the Released Guarantors, among others, as debtors, and Assignor, as secured party, filed with the Utah Division of Corporations & Commercial Code under reference number 6190975 (the "UCC-1"); (iii) a Pledge and Escrow Agreement dated as of June 30, 2015 and made effective as of October 13, 2015 made by Green Endeavors, Inc., a Utah corporation ("Green Endeavors"), in favor of Assignor, as secured party, in which Green Endeavors irrevocably pledged l 00% of the issued and outstanding shares of the capital stock and/or membership interests to Assignor in Landis Salons, Inc., a Utah corporation, Landis Salons II, Inc., a Utah corporation, and Landis Experience Center, LLC (the "Green Endeavors Pledge Agreement"); and (iv) a Pledge and Escrow Agreement dated as of June 30, 2015 and made effective as of October 13, 2015 made by the Borrower, in favor of Assignor, as secured party, in which the Borrower irrevocably  pledged 100% of the issued and outstanding shares of the capital stock and/or membership interests to Assignor in Green Endeavors, among other companies  (the  "Sack  Lunch  Pledge Agreement") (the Security Agreement, the UCC-1, the Green Endeavors Pledge Agreement and the Sack Lunch Pledge Agreement, and any and all other documents and instruments securing the interests of the Released Guarantors collectively hereinafter referred to as the "Ancillary Security Documents" and the Borrower's obligations under the Credit Agreement, the Note and the Ancillary Security Documents are hereinafter collectively  referred to as the "Obligations"); and

WHEREAS, the parties hereto desire that Assignor assign to Assignee, its successors and assigns, One Hundred Thousand Dollars ($100,000) of the Obligations evidenced by the Note as well as  the Assignor's right, title and interest in any  and  all  security  interests  in the favor of the Assignor  related  to the Released Guarantors, which security interests are set forth in the Ancillary Security Documents, all subject to the terms and conditions  hereinafter set forth; and

WHEREAS Borrower desires to join in this Assignment for the purposes of consenting and acknowledging this Assignment;

NOW, THEREFORE, in consideration of the sum of One Hundred Thousand Dollars ($100,000) of the Obligations evidenced by the Note, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Assignor and Assignee hereby covenant and agree as follows:

1.Recitals. The recitations set forth in the preamble of this Assignment are true and correct and incorporated herein by this reference.

2.Assignment. Assignor does hereby transfer, assign, grant, and convey to Assignee, its successors and assigns, all of the right, title and interest of Assignor in and to: (i) One Hundred Thousand Dollars ($100,000) of the Obligations evidenced by the Note; and (ii) any  and all  of the security  interests held by Assignor in and to the Released Guarantors, which security interests are set forth in the Ancillary Security Documents, it being acknowledged that the Assignor  is not assigning any right, title or interest in the security interest of any other party to the Credit Agreement whatsoever other than that of the Released Guarantors.

3.Payment.  On the Effective Date, the Assignee agrees to  pay Assignor,  the aggregate sum of One Hundred Thousand Dollars ($100,000) (the "Payment"),  by wire transfer to an account designated by   Lender.

4.Release. Upon the Assignor's receipt of the Payment, the Released Guarantors shall be released by the Assignor and have no further obligations  to the Assignor  under the Credit  Agreement  or any other document executed in connection therewith, except for such obligations and indemnities of the Released Guarantors that expressly survive repayment of the Obligations under the Credit Agreement,  it being acknowledged that the Assignor is not releasing any other party to the Credit  Agreement  other than the Released Guarantors.

5.Modification of Note. Borrower understands  and  acknowledges  that in connection  with this Assignment, it may be necessary or desirable, in Assignor's sole and absolute discretion, to have the Borrower sever, split, divide and apportion the Note to accomplish the intention set forth  in  this Assignment. In that regard, within no later than three (3) Business Days after request therefor is made by Assignor to Borrower from time to time, the Borrower agrees to sever,  split,  divide  and  apportion  the  Note and to execute and  deliver such  replacement  notes to  Assignor  within  such time frames  as required or requested by  Assignor in connection  with this Assignment.

6.Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee that: (i) Assignor is the legal and equitable owner of Assignor's right, title and interest in and to the Note and all other Ancillary Security Documents; and (ii) Assignor has not sold, transferred or assigned the Note or any of the other Ancillary Security Documents, or any portion thereof. Except for the foregoing representation and warranty, this Assignment is made by Assignor without recourse, representation or warranty of any nature or kind, express or implied, and Assignor specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future with respect to the Note, the Obligations, or any other Ancillary Security Documents, including, without limitation: (i) the validity, effectiveness or enforceability of the Note, the Obligations, or any of the other Ancillary Security Documents; (ii) the validity, existence, or priority of any lien or security interest securing the Obligations;

(iii) the existence of, or basis for, any claim, counterclaim, defense or offset relating to the Note, other Obligations, or any of the other Ancillary Security Documents; (iv) the financial condition of the Borrower, the Released Guarantors, or any other guarantor or obligor liable under the Note, the Obligations, or any of the other Ancillary Security Documents, or the ability of any such parties to pay or perfonn their respective obligations under the Note or any of the other Ancillary Security Documents; (v) the compliance of the Note or any of the other Ancillary Security Documents with any laws, ordinances or regulations of any governmental agency or other body; (vi) the value or condition of any collateral securing the Obligations; and (vii) the future performance of the Borrower, or any other guarantor or obligor liable under the Note, the Obligations, or any of the other Ancillary Security  Documents. Assignee acknowledges and represents to Assignor that Assignee has been given the opportunity to undertake it"> own investigations of the Borrower, the Released Guarantors, the Note, the Obligations, and all other Ancillary Security Documents, and having undertaken and performed all such investigations as Assignee deemed necessary or desirable, Assignee represents, warrants and agrees that it is relying solely on its own investigation of the Borrower, the Released Guarantors, the Note, the Obligations. and all other Ancillary Security Documents, and not any information whatsoever provided or to be provided by Assignor, or any representation or warranty of Assignor. The assignment of the Note and the other Ancillary Security Documents as provided for herein is made on an "AS IS," "WHERE IS" basis, with all faults, and Assignee, by acceptance of this Assignment, shall be deemed to have agreed and acknowledged that Assignor has fully performed, discharged and complied with all of Assignor's obligations, representations, warranties, covenants and agreements hereunder, that Assignor is discharged therefrom, and that Assignor shall have no further liability with respect thereto, except only for those express warranties contained in this Assignment, and Assignee, by such acceptance, expressly acknowledges that ASSIGNOR MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESS OR IMPLIED. OR ARISING BY OPERATION OF LAW, RELATING TO THE NOTE, THE OBLIGATIONS, OR ANY OF THE OTHER ANCILLARY SECURITY DOCUMENTS, EXCEPT AS SPECIFICALLY  SET FORTH HEREIN.

7.RELEASE. ASSIGNOR, TOGETHER WITH ALL OF ITS PARTNERS AND AFFILIATES, AND THE OFFICERS,  MEMBERS,  DIRECTORS,  PARTNERS,  EMPLOYEES, AGENTS AND ATTORNEYS OF EACH OF THE FOREGOING, ARE HEREBY RELEASED  FROM ALL CLAIMS, CAUSES OF ACTION AND LIABILITIES OF  ANY  NATURE  OR KIND  IN  ANY WAY RELATING, DIRECTLY OR  INDIRECTLY,  TO THE NOTE, THE OBLIGATIONS,  OR  ANY OF THE OTHER ANCILLARY SECURITY DOCUMENTS, ANY COLLATERAL SECURING ANY OBLIGATIONS THEREUNDER, AND THIS ASSIGNMENT, TO THE EXTENT ARISING ON OR PRIOR TO THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS ARISING FROM OR RELATING TO NEGOTIATIONS, DEMANDS, REQUESTS OR EXERCISE OF REMEDIES IN CONNECTION WITH THE NOTE, THE OBLlGATIONS, OR ANY OF THE OTHER ANCILLARY SECURITY DOCUMENTS, THIS ASSIGNMENT, AND ANY AND ALL FEES OR CHARGES  COLLECTED  IN CONNECTION  WITH THIS ASSlGNMENT.

8.Governing Law. This Assignment shall  be  governed  by  and  construed  in  accordance with the laws  governing the Note.

9.Successors and Assigns. This Assignment shall  be binding  upon and inure to the benefit  of the parties hereto and their respective successors  and assigns.

10.Headings. The headings of the paragraphs of this Assignment have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Assignment or used in any manner in the interpretation of this Agreement.

11.Interpretation. Whenever the context  so  requires  in  this Assignment,  all words  used  in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "Person" shall be construed to include  a  natural person,  a corporation,  a firm, a partnership,  a joint venture, a trust, an estate or any other entity.

12.Partial Invalidity. Each provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Assignment or the application of such provision to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Assignment, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

13.Collateral. Upon the Assignor's receipt of the Payment, the Assignor agrees to: (i) file an amendment or assignment of the UCC-1 in order to assign to the Assignee the Assignor's security interest relating to the Released Guarantors in the UCC-1 as contemplated hereunder; and (ii) deliver  to  the Assignee the pledged securities and other transfer documents held by the escrow agent relating to the Released Guarantors under the Green Endeavors Pledge Agreement and the Sack  Lunch Pledge Agreement.

14.Execution. This Assignment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Assignment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf' format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf' signature  page was an original thereof.

[Signatures  on the following page]

IN WITNESS  WHEREOF, Assignor and Assignee  have executed this Assignment as of the  date above first written.

Assignor:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA GLOBAL CREDIT FUND GP, LTD

Its: General Partner

By:   /s/ Robert Press, Director

Assignee:

LCF SLAONS LLC

By:  /s/ Logan Fast

Name:  Logan Fast

Title: Manager

Borrower hereby joins in the execution of this Assignment for the purpose of  acknowledging, consenting to, and agreeing to the assignment of the Note and the security interests to Assignee as contemplated by this Assignment.

Borrower:

SACK LUNCH PRODUCTIONS, Inc.

By: /s/ Richard Surber

Name: Richard Surber

Title:  President